Exhibit 99.1

SUREWEST REPORTS FOURTH QUARTER
AND FULL YEAR 2010 RESULTS

Strong Broadband Growth Drives Year-over-Year Increases
in Revenues and Adjusted EBITDA

•                  2010 consolidated revenues increased 1% year-over-year and Adjusted EBITDA increased 6%

•                  2010 Broadband revenues grew 8% year-over-year with a 17% increase in business services revenues and a 5% increase in residential revenues

•                  2010 free cash flow of $12.6 million was an increase of $10.6 million year-over-year and the fourth quarter marked the seventh consecutive quarter of positive free cash flow

•                  2010 net income increased 6% year-over-year to $3.4 million, resulting in earnings per share of $0.24

•                  Debt, net of cash and cash equivalents, was reduced by $13.1 million from year-end 2009, resulting in a net debt to Adjusted EBITDA ratio of 2.45x

•                  The company repurchased 430 thousand shares at an average price of $7.07 in 2010 for $3 million

ROSEVILLE, CA — February 24, 2011 — SureWest Communications (NASDAQ: SURW) today announced operating results for the fourth quarter and full year ended December 31, 2010.

Steve Oldham, SureWest’s president and chief executive officer, said, “Our strong 2010 results were driven by top-line business and residential services revenue growth and increased Adjusted EBITDA. We are pleased to report our seventh consecutive quarter of positive free cash flow as we continue to drive down net debt. Our core Broadband segment continues to create growth and now accounts for 73% of the company’s total revenues and 50% of total Adjusted EBITDA. We expect Telecom revenue declines to begin flattening out over the next two years, as access line declines soften and our regulatory subsidies become immaterial. As anticipated, our scheduled subsidies will become fully phased out in 2011 with declines of $4 million, including a sequential reduction of $1 million in the first quarter.

“Broadband Business revenues grew 17% year-over-year. Our business services revenues continue to be an important part of SureWest’s strategy to deliver long-term, sustainable growth. In addition to positive trends in Kansas City business services, revenue growth in Sacramento was supported by increased bandwidth demands for backhaul services to wireless carriers. Our Broadband Residential success was highlighted by the continued sucess of our superior high-speed data packages and increased take rates for our Advanced Digital TV and Broadband Voice over IP products in the Sacramento market.

“The investments we’ve made over the last several years to expand our extensive fiber-to-the-home network and enhance our suite of services have delivered excellent returns and offer many opportunities for additional value creation. Our 2011 plan includes ongoing capital investment to take advantage of residential and business opportunities, with the goal of maintaining long-term sustainable free cash flow and creating shareholder value.”

The following table highlights financial results for continuing operations on a consolidated basis (dollars are in thousands):

	Quarters Ended December 31,				Years Ended December 31,
Consolidated	2010	2009	Change	%	2010	2009	Change	%

Broadband Revenue	$ 45,032	$ 41,566	$ 3,466	8%	$ 174,546	$ 161,222	$ 13,324	8%

Telecom Revenue	16,614	18,733	(2,119)	(11%)	68,953	80,478	(11,525)	(14%)

Total Revenue	61,646	60,299	1,347	2%	243,499	241,700	1,799	1%

Adjusted EBITDA	21,780	19,585	2,195	11%	82,511	77,898	4,613	6%

Income (loss) from Continuing Ops	1,951	(100)	2,051	2051%	3,355	667	2,688	403%

Capital Expenditures	13,289	14,967	(1,678)	(11%)	52,560	58,330	(5,770)	(10%)

Net Cash Provided by Operating Activities from Continuing Ops	17,044	19,271	(2,227)	(12%)	63,553	71,842	(8,289)	(12%)

Free Cash Flow	4,439	359	4,080	1136%	12,620	2,061	10,559	512%

Net Debt	202,472	215,556	(13,084)	(6%)	202,472	215,556	(13,084)	(6%)

See Non-GAAP measure notes near end of release, and Adjusted EBITDA, Free Cash Flow and Net Debt reconciliations for adjustments.

Fourth Quarter Financial Results

Consolidated revenues increased 2% year-over-year to $61.6 million as Broadband revenues grew by $3.5 million, or 8%, more than offsetting Telecom revenue declines of $2.1 million, or 11%. Adjusted EBITDA increased 11% year-over-year to $21.8 million, with Broadband Adjusted EBITDA increasing 37% to account for 50% of total Adjusted EBITDA. Consolidated Adjusted EBITDA margin was 35% compared to 32% in the same period last year.

Operating expenses, exclusive of depreciation and amortization, decreased 2% year-over-year to $40.9 million due primarily to reductions in labor and advertising expense offsetting increases in residential video license fees and transport charges associated with commercial services growth. During the year, the company reduced its employee count by 75 to 818 and reduced professional fees, resulting in an estimated annualized savings of over $6 million. Additional cost-saving initiatives included the consolidation of office space, which is expected to save the company $1.3 million annually beginning in the first quarter of 2011.

Net income for the quarter was $1.95 million as a result of revenue and Adjusted EBITDA growth, compared to a net loss of $100 thousand in the same period last year. Earnings per share from continuing operations were $0.14 compared to zero in the fourth quarter 2009 and $0.10 in the third quarter 2010.

Free cash flow, defined as income from continuing operations plus depreciation and amortization less capital expenditures, was $4.4 million for the quarter and $12.6 million for the full year 2010, compared to $2.1 million in 2009. SureWest expects that capital expenditures and associated free cash flow results will vary quarter-to-quarter based on fiber network expansion in Kansas City and developing business services opportunities such as wireless carrier backhaul, near-net fiber connections and possible data center expansion.

Cash and cash equivalents decreased year-over-year to $2.9 million from $7.5 million. During the year, SureWest paid down $17.6 million in debt and repurchased 430 thousand shares of outstanding stock at an average price of $7.07 for $3 million. Total debt net of cash and cash equivalents (net debt) was $202.5 million, resulting in a net debt to Adjusted EBITDA ratio of 2.45x.

Capital expenditures totaled $13.3 million for the fourth quarter and $52.6 million for the full year 2010, a decrease from $58.3 million in 2009. The company expects to continue taking advantage of high margin growth opportunities, as well as favorable tax treatment, and is targeting its 2011 capital plan at prioritizing spending where it has experienced the greatest return on investment. This includes continued business sales growth opportunities, residential RGU growth and increased residential penetration on current networks. Beginning in the second quarter 2011, the company plans to construct and pass 10,000 additional fiber homes during the year in Kansas City where it has experienced superior penetration levels. The existing Kansas City hybrid fiber coaxial (HFC) network has 40% penetration and the 11,600 new fiber homes passed in 2009 have already reached 34% penetration. SureWest is reiterating projected 2011 capital expenditures of $60-70 million and anticipates long-term growth opportunities for this level of capital spend through mid-2013.

Broadband Segment Results

Broadband revenues increased 8% year-over-year and accounted for 73% of the company’s total revenues, compared to 69% in the fourth quarter 2009. Broadband Adjusted EBITDA increased 37% year-over-year and now represents 50% of the company’s total Adjusted EBITDA. SureWest expects to continue increasing its Broadband revenues and Adjusted EBITDA through expansion of both residential and business product offerings. The long-term strategy remains growing the Broadband segment while continuing to successfully offset industry-wide structural declines in the traditional Telecom segment. SureWest’s capital plan is focused on its core Broadband growth strategy, with approximately 25% of 2011 expenditures planned for network expansion and over 55% scheduled for success-based investment.

Broadband Residential:

Broadband Residential revenues increased 4% year-over-year to $31.6 million as a result of 3% growth in ARPU and a 3% increase in RGUs. To illustrate growth trends, Broadband RGUs, subscriber counts and ARPU are detailed both year-over-year and sequentially in the table and text below:

	Q4 ‘10 vs. Q4 ‘09 Change			Q4 ‘10 vs. Q3 ‘10 Change
	Sacramento Market	Kansas City Market	Total	Sacramento Market	Kansas City Market	Total

Broadband Residential RGUs	7%	0%	3%	1%	0%	0%

Data RGUs	1%	1%	1%	0%	1%	0%

Video RGUs	11%	1%	5%	2%	0%	1%

Voice RGUs	12%	(3%)	5%	1%	(1%)	0%

Total Residential Subscribers	1%	1%	1%	0%	0%	0%

The Sacramento region’s Advanced Digital TV product continued to drive growth, increasing net video RGUs by 2,900 year-over-year and 600 sequentially. SureWest had 13,186 Advanced Digital TV subscribers through the fourth quarter, representing 52% of the company’s overall video RGUs in the Sacramento market. Approximately 98% of the Advanced Digital TV subscribers bundle Internet and 85% subscribe to a triple-play.

ARPU for the company’s fiber-to-the-home (FTTH) and HFC networks increased 1% year-over-year and 2% sequentially to $115 due to a video price increase of $3 and a data price increase of $1 on September 1, 2010. New products and features like Advanced Digital TV, increased Internet speeds, additional HD channels, home networking and Internet security software have continued to create enhanced subscriber value.

Residential customer churn improved sequentially to 1.6% in the fourth quarter as a result of churn reduction programs, value-added features and ongoing superior service levels. Churn increased slightly from 1.5% in the same period last year.

Broadband Business:

Broadband Business revenues increased by $2.1 million, or 20%, year-over-year to $12.4 million. Business customers increased 7% year-over-year to 7,800 and ARPU grew 12% from the prior year to $535. Broadband Business growth expectations remain high in both Sacramento and Kansas City. The Kansas City market grew ARPU by 7% year-over-year while increasing customer counts by 11%. The Sacramento market grew customer counts by 4%, while ARPU grew by 16% driven by wireless carrier backhaul and existing customers taking additional products such as data center services.

SureWest’s extensive fiber network provides the capacity to capture new sales without significant additional capital expenditures, as evidenced by contracts to serve over 350 wireless carrier backhaul sites in Sacramento and Kansas City. Opportunities exist and are currently being pursued to serve several hundred additional sites in each region. As of December 31, 2010, SureWest was billing for 169 sites at annualized revenues of $2 million and expects to be billing for over 300 sites by the end of 2011.

Telecom Segment Results

Telecom revenues declined 11% year-over-year to $16.6 million due to the industry-wide trend of declines in access lines and access revenues. However, the Telecom segment has consistently generated Adjusted EBITDA margins of approximately 50% or higher, and continues to generate significant free cash flow, which is utilized to reduce debt and fund Broadband segment expansion. The company expects declines in Telecom revenues to flatten over the next two years, due to the phasing out of Telecom support mechanisms and the slowing of access line losses. Fourth quarter 2010 year-over-year consolidated ILEC voice RGU loss was 4,800, compared to loss of 6,400 in the fourth quarter 2009. In addition, fourth quarter 2010 consolidated year-over-year loss in ILEC and CLEC voice RGUs combined was 6,000, compared to a loss of 7,400 in the fourth quarter 2009. Also, the migration of existing Telecom ILEC access lines to Broadband VoIP enables the continued preservation of voice revenues on a consolidated basis.

As the company focuses on growing its Broadband segment, the Telecom segment continues to account for a smaller percentage of total revenues at 27%, compared to 31% in the fourth quarter 2009.

Telecom Residential:

Telecom Residential revenues declined 29% year-over-year to $3.8 million resulting from a 25% decline in Telecom voice RGUs. However, of the 9,600 year-over-year Telecom Residential voice RGU losses, 3,600, or 38%, migrated to the SureWest Broadband Voice over IP service.

Telecom Business:

Telecom Business revenues remained steady year-over-year at $8.6 million as the climate for small- and medium-sized businesses in the Sacramento region, particularly those impacted by California’s real estate market, began to stabilize. Customer counts declined 7% to 7,900 due to small companies going out of business for economic reasons, which is reflected in the 8% increase in ARPU from the prior year to $359 as the company retained existing customers with higher ARPU.

Telecom Access:

Telecom Access revenues decreased $470 thousand year-over-year to $4.1 million primarily due to the scheduled reduction in the California High Cost Fund (CHCF) subsidy and the decline in switched access revenues related to access line loss. The annual CHCF subsidies were $4.1 million in 2010, a decrease from $6.1 million in 2009, and will be $2 million in 2011 and zero in 2012. Additionally, the transport interconnection charges have been eliminated effective January 1, 2011 resulting in an estimated reduction of $2 million in 2011 intrastate access revenues.

Non-GAAP Measures

In addition to the results presented in accordance with generally accepted accounting principles (GAAP) throughout this press release, the company has presented non-GAAP financial measures such as Adjusted EBITDA, free cash flow and net debt. Adjusted EBITDA represents net income (loss) from continuing operations excluding amounts for income taxes, depreciation and amortization, non-cash pension and certain post-retirement benefits, non-cash stock compensation, severance and other related termination costs, and all other non-operating income/expenses. Free cash flow represents net income (loss) from continuing operations plus depreciation and amortization less capital expenditures. Free cash flow is a measure of operating cash flows available for corporate purposes after providing sufficient fixed asset additions to maintain current productive capacity. Net debt represents total long-term debt (including current maturities) less cash and cash equivalents. Net debt can be used as a component in measuring leverage. The company believes these non-GAAP measures, viewed in addition to but not in lieu of its reported GAAP results, provide useful information to investors as they are an integral part of the internal evaluation of operating performance. In addition, they are measures that the company uses to evaluate management’s effectiveness. Reconciliations to the comparable GAAP measures are provided in the accompanying financial and operating summaries. SureWest’s non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.

Conference Call and Webcast

SureWest will host a conference call providing details of its results and business strategy at 11 a.m. Eastern Time on Thursday, February 24. Open to the public, a simultaneous live webcast of the call will be available from the company’s investor relations website at www.surw.com. A telephone replay of the call will be available shortly after completion through March 3, 2011 by calling 888.286.8010 and entering pass code 56637457. Visit www.surw.com for updates prior to the call.

About SureWest

SureWest Communications (www.surewest.com) is a leading integrated communications provider and the bandwidth leader in the markets it serves. Headquartered in Northern California for more than 95 years, SureWest offers bundled residential and commercial services in the greater Sacramento and Kansas City regions that include IP-based digital and high-definition television, high-speed Internet, Voice over IP, and local and long distance telephone. SureWest was the nation’s first provider to launch residential HDTV over an IP network and offers one of the nation’s fastest symmetrical Internet services with speeds of up to 50 Mbps in each direction on its fiber-to-the-home network.

Safe Harbor Statement

Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate” or “project,” or the negative of those words or other comparable words. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company’s actual results to differ from those projected in such forward-looking statements.

Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to, advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California, Kansas and Missouri in general, and in the greater Sacramento, California and greater Kansas City, Kansas and Missouri areas in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, and pending and future litigation.

###

Contacts:

Ron Rogers

Corporate Communications

916-746-3123

r.rogers@surewest.com

Misty Wells

Investor Relations

916-786-1799

m.wells@surewest.com

SUREWEST COMMUNICATIONS

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; Amounts in thousands, except per share amounts)

	Quarters Ended
	December 31, 2010	September 30, 2010	$ Change	% Change
Operating revenues:
Broadband	$45,032	$43,861	$1,171	3%
Telecom	16,614	17,256	(642)	(4%)
Total operating revenues	61,646	61,117	529	1%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	26,948	26,672	276	1%
Customer operations and selling	7,095	7,028	67	1%
General and administrative	6,828	6,720	108	2%
Depreciation and amortization	15,777	15,680	97	1%
Total operating expenses	56,648	56,100	548	1%

Income from operations	4,998	5,017	(19)	(0%)

Other income (expense):
Investment income	15	16	(1)	(6%)
Interest expense	(2,157)	(2,311)	154	7%
Other, net	107	10	97	970%
Total other income (expense), net	(2,035)	(2,285)	250	11%

Income from continuing operations before income taxes	2,963	2,732	231	8%

Income tax expense	1,012	1,328	(316)	(24%)

Income from continuing operations	1,951	1,404	547	39%

Discontinued operations, net of tax:
Income (loss) from discontinued operations	–	–	–	–
Gain on sale of discontinued operations	–	–	–	–
Total discontinued operations	–	–	–	–

Net income	$1,951	$1,404	$547	39%

Basic and diluted earnings per common share:
Income from continuing operations	$0.14	$0.10	$0.04
Discontinued operations, net of tax	–	–	–
Net income per basic and diluted common share	$0.14	$0.10	$0.04

Shares of common stock used to calculate earnings per share:
Basic and diluted	13,694	13,736	(42)

SUREWEST COMMUNICATIONS

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; Amounts in thousands, except per share amounts)

	Quarters Ended December 31,		$	%
	2010	2009	Change	Change
Operating revenues:
Broadband	$45,032	$41,566	$3,466	8%
Telecom	16,614	18,733	(2,119)	(11%)
Total operating revenues	61,646	60,299	1,347	2%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	26,948	25,813	1,135	4%
Customer operations and selling	7,095	7,289	(194)	(3%)
General and administrative	6,828	8,749	(1,921)	(22%)
Depreciation and amortization	15,777	15,426	351	2%
Total operating expenses	56,648	57,277	(629)	(1%)

Income from operations	4,998	3,022	1,976	65%

Other income (expense):
Investment income	15	22	(7)	(32%)
Interest expense	(2,157)	(2,916)	759	26%
Other, net	107	264	(157)	(59%)
Total other income (expense), net	(2,035)	(2,630)	595	23%

Income from continuing operations before income taxes	2,963	392	2,571	656%

Income tax expense	1,012	492	520	106%

Income (loss) from continuing operations	1,951	(100)	2,051	2051%

Discontinued operations, net of tax:
Income (loss) from discontinued operations	–	–	–	–
Gain on sale of discontinued operations	–	–	–	–
Total discontinued operations	–	–	–	–

Net income (loss)	$1,951	$(100)	$2,051	2051%

Basic and diluted earnings per common share:
Income (loss) from continuing operations	$0.14	$–	$0.14
Discontinued operations, net of tax	–	–	–
Net income (loss) per basic and diluted common share	$0.14	$–	$0.14

Shares of common stock used to calculate earnings per share:
Basic and diluted	13,694	13,956	(262)

SUREWEST COMMUNICATIONS

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited; Amounts in thousands, except per share amounts)

	Years Ended December 31,		$	%
	2010	2009	Change	Change
Operating revenues:
Broadband	$174,546	$161,222	$13,324	8%
Telecom	68,953	80,478	(11,525)	(14%)
Total operating revenues	243,499	241,700	1,799	1%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	105,719	103,077	2,642	3%
Customer operations and selling	29,637	30,317	(680)	(2%)
General and administrative	31,124	35,009	(3,885)	(11%)
Depreciation and amortization	61,825	59,724	2,101	4%
Total operating expenses	228,305	228,127	178	0%

Income from operations	15,194	13,573	1,621	12%

Other income (expense):
Investment income	77	121	(44)	(36%)
Interest expense	(8,346)	(11,318)	2,972	26%
Other, net	(216)	297	(513)	(173%)
Total other income (expense), net	(8,485)	(10,900)	2,415	22%

Income from continuing operations before income taxes	6,709	2,673	4,036	151%

Income tax expense	3,354	2,006	1,348	67%

Income from continuing operations	3,355	667	2,688	403%

Discontinued operations, net of tax:
Loss from discontinued operations	–	(69)	69	100%
Gain on sale of discontinued operations	–	2,568	(2,568)	(100%)
Total discontinued operations	–	2,499	(2,499)	(100%)

Net income	$3,355	$3,166	$189	6%

Basic and diluted earnings per common share:
Income from continuing operations	$0.24	$0.05	$0.19
Discontinued operations, net of tax	–	0.18	(0.18)
Net income per basic and diluted common share	$0.24	$0.23	$0.01

Shares of common stock used to calculate earnings per share:
Basic and diluted	13,836	13,996	(160)

SUREWEST COMMUNICATIONS

CONSOLIDATED BALANCE SHEETS

(Unaudited; Amounts in thousands)

	December 31, 2010	December 31, 2009	$ Change	% Change
ASSETS
Current assets:
Cash and cash equivalents	$2,937	$7,489	$(4,552)	(61%)
Short-term investments	771	4,306	(3,535)	(82%)
Accounts receivable, net	20,298	19,734	564	3%
Income tax receivable	1,782	2,221	(439)	(20%)
Prepaid expenses	3,792	3,704	88	2%
Deferred income taxes	2,284	3,373	(1,089)	(32%)
Other current assets	-	1,760	(1,760)	(100%)
Assets held for sale	6,009	6,009	-	-
Total current assets	37,873	48,596	(10,723)	(22%)

Property, plant and equipment, net
	514,639	522,493	(7,854)	(2%)
Intangible and other assets:
Customer relationships, net	2,632	3,847	(1,215)	(32%)
Goodwill	45,814	45,814	-	-
Deferred charges and other assets	2,223	2,113	110	5%
	50,669	51,774	(1,105)	(2%)
	$603,181	$622,863	$(19,682)	(3%)

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$15,636	$15,636	$-	-
Accounts payable	2,885	2,547	338	13%
Other accrued liabilities	12,847	18,315	(5,468)	(30%)
Advance billings and deferred revenues	8,035	8,580	(545)	(6%)
Accrued compensation	6,998	9,172	(2,174)	(24%)
Total current liabilities	46,401	54,250	(7,849)	(14%)

Long-term debt	189,773	207,409	(17,636)	(9%)
Deferred income taxes	56,661	54,856	1,805	3%
Accrued pension and other post-retirement benefits	33,815	32,451	1,364	4%
Other liabilities and deferred revenues	4,473	4,714	(241)	(5%)

Commitments and contingencies

Shareholders’ equity:
Common stock, without par value; 100,000 shares authorized, 13,866 and 14,148 shares issued and outstanding at December 31, 2010 and December 31, 2009, respectively	143,309	146,844	(3,535)	(2%)
Accumulated other comprehensive loss	(15,081)	(15,280)	199	1%
Retained earnings	143,830	137,619	6,211	5%
Total shareholders’ equity	272,058	269,183	2,875	1%
	$603,181	$622,863	$(19,682)	(3%)

SureWest Communications

Quarterly Selected Financial Results & Reconciliations of Non-GAAP Measures

(on a consolidated and a segment basis)

(Unaudited; Amounts in thousands)

Consolidated Results of Operations

					Twelve Months Ended					Twelve Months Ended	Twelve Months		Quarter		Sequential
	For 2009 Quarters Ended:				December 31,	For 2010 Quarters Ended:				December 31,	Year-over-Year		Year-over-Year		Qtr-over-Qtr
	March 31	June 30	September 30	December 31	2009	March 31	June 30	September 30	December 31	2010	$ chg	%	$ chg	%	$ chg	%
Operating revenues (1)
Broadband	$39,222	$40,259	$40,175	$41,566	$161,222	$42,577	$43,076	$43,861	$45,032	$174,546	$13,324	8%	$3,466	8%	$1,171	3%
Telecom	21,720	20,671	19,354	18,733	80,478	17,611	17,472	17,256	16,614	68,953	(11,525)	(14%)	(2,119)	(11%)	(642)	(4%)
Total operating revenues	60,942	60,930	59,529	60,299	241,700	60,188	60,548	61,117	61,646	243,499	1,799	1%	1,347	2%	529	1%

Operating expenses (1)	42,812	42,087	41,653	41,851	168,403	41,940	43,249	40,420	40,871	166,480	(1,923)	(1%)	(980)	(2%)	451	1%
Depreciation and amortization	14,810	14,228	15,260	15,426	59,724	15,106	15,262	15,680	15,777	61,825	2,101	4%	351	2%	97	1%
Income from operations	$3,320	$4,615	$2,616	$3,022	$13,573	$3,142	$2,037	$5,017	$4,998	$15,194	$1,621	12%	$1,976	65%	$(19)	(0%)

Consolidated Reconciliation of Adjusted EBITDA to Net Income (Loss) from Continuing Operations

					Twelve Months Ended					Twelve Months Ended	Twelve Months		Quarter		Sequential
	For 2009 Quarters Ended:				December 31,	For 2010 Quarters Ended:				December 31,	Year-over-Year		Year-over-Year		Qtr-over-Qtr
	March 31	June 30	September 30	December 31	2009	March 31	June 30	September 30	December 31	2010	$ chg	%	$ chg	%	$ chg	%
Net income (loss) from continuing operations	$79	$899	$(211)	$(100)	$667	$527	$(527)	$1,404	$1,951	$3,355	$2,688	403%	$2,051	2051%	$547	39%
Add: income tax expense	884	616	14	492	2,006	824	190	1,328	1,012	3,354	1,348	67%	520	106%	(316)	(24%)
Less: other (income)/expense	2,357	3,100	2,813	2,630	10,900	1,791	2,374	2,285	2,035	8,485	(2,415)	(22%)	(595)	(23%)	(250)	(11%)
Income from operations	3,320	4,615	2,616	3,022	13,573	3,142	2,037	5,017	4,998	15,194	1,621	12%	1,976	65%	(19)	(0%)
Add (subtract):
Depreciation and amortization	14,810	14,228	15,260	15,426	59,724	15,106	15,262	15,680	15,777	61,825	2,101	4%	351	2%	97	1%
Non-cash pension expense	755	552	642	642	2,591	420	341	371	371	1,503	(1,088)	(42%)	(271)	(42%)	-	0%
Non-cash stock compensation expense	608	464	443	495	2,010	800	1,144	267	634	2,845	835	42%	139	28%	367	137%
Severance and other related costs (3)	-	-	-	-	-	-	1,144	-	-	1,144	1,144	0%	-	-	-	-
Adjusted EBITDA (2)	$19,493	$19,859	$18,961	$19,585	$77,898	$19,468	$19,928	$21,335	$21,780	$82,511	$4,613	6%	$2,195	11%	$445	2%

Adjusted EBITDA margin	32%	33%	32%	32%	32%	32%	33%	35%	35%	34%

Consolidated Free Cash Flow from Continuing Operations

					Twelve Months Ended					Twelve Months Ended	Twelve Months		Quarter		Sequential
	For 2009 Quarters Ended:				December 31,	For 2010 Quarters Ended:				December 31,	Year-over-Year		Year-over-Year		Qtr-over-Qtr
	March 31	June 30	September 30	December 31	2009	March 31	June 30	September 30	December 31	2010	$ chg	%	$ chg	%	$ chg	%
Net income (loss) from continuing operations	$79	$899	$(211)	$(100)	$667	$527	$(527)	$1,404	$1,951	$3,355	$2,688	403%	$2,051	2051%	$547	39%
Add: Depreciation and amortization	14,810	14,228	15,260	15,426	59,724	15,106	15,262	15,680	15,777	61,825	2,101	4%	351	2%	97	1%
Less: Capital expenditures	(18,352)	(11,170)	(13,841)	(14,967)	(58,330)	(12,536)	(13,878)	(12,857)	(13,289)	(52,560)	5,770	10%	1,678	11%	(432)	(3%)
Free cash flow (4)	$(3,463)	$3,957	$1,208	$359	$2,061	$3,097	$857	$4,227	$4,439	$12,620	$10,559	512%	$4,080	1136%	$212	5%

Consolidated Net Debt Ratio from Continuing Operations

									Quarter		Sequential
	For 2009 Quarters Ended:				For 2010 Quarters Ended:				Year-over-Year		Qtr-over-Qtr
	March 31	June 30	September 30	December 31	March 31	June 30	September 30	December 31	$ chg	%	$ chg	%
Net Debt:
Long-term debt, including current maturities	$240,187	$236,685	$226,683	$223,045	$215,045	$219,045	$209,045	$205,409	$(17,636)	(8%)	(3,636)	(2%)
Less: Cash and cash equivalents	(1,678)	(9,879)	(7,138)	(7,489)	(6,982)	(6,154)	(3,215)	(2,937)	4,552	61%	278	9%
Net Debt (5)	$238,509	$226,806	$219,545	$215,556	$208,063	$212,891	$205,830	$202,472	$(13,084)	(6%)	$(3,358)	(2%)

Ratio of Net Debt to Adjusted EBITDA:
Net Debt	$238,509	$226,806	$219,545	$215,556	$208,063	$212,891	$205,830	$202,472

Divided by: Adjusted EBITDA (TTM)	$74,226	$74,315	$75,328	$77,898	$77,873	$77,942	$80,316	$82,511

Ratio of net debt to Adjusted EBITDA (6)	3.21	3.05	2.91	2.77	2.67	2.73	2.56	2.45

SureWest Communications

Quarterly Selected Financial Results & Reconciliations of Non-GAAP Measures

(on a consolidated and a segment basis)

(Unaudited; Amounts in thousands)

Broadband Results of Operations

					Twelve Months Ended					Twelve Months Ended	Twelve Months		Quarter		Sequential
	For 2009 Quarters Ended:				December 31,	For 2010 Quarters Ended:				December 31,	Year-over-Year		Year-over-Year		Qtr-over-Qtr
	March 31	June 30	September 30	December 31	2009	March 31	June 30	September 30	December 31	2010	$ chg	%	$ chg	%	$ chg	%
Data	$10,763	$11,184	$11,236	$11,878	$45,061	$12,248	$12,145	$12,100	$12,385	$48,878	$3,817	8%	$507	4%	$285	2%
Video	11,689	11,995	11,711	12,127	47,522	12,219	12,166	12,151	12,603	49,139	1,617	3%	476	4%	452	4%
Voice	6,399	6,594	6,442	6,462	25,897	6,507	6,600	6,704	6,650	26,461	564	2%	188	3%	(54)	(1%)
Total residential revenues	28,851	29,773	29,389	30,467	118,480	30,974	30,911	30,955	31,638	124,478	5,998	5%	1,171	4%	683	2%
Business	9,585	9,615	10,018	10,336	39,554	10,570	11,253	11,979	12,407	46,209	6,655	17%	2,071	20%	428	4%
Access	384	398	427	419	1,628	727	541	481	486	2,235	607	37%	67	16%	5	1%
Other	402	473	341	344	1,560	306	371	446	501	1,624	64	4%	157	46%	55	12%
Total operating revenues from external customers	39,222	40,259	40,175	41,566	161,222	42,577	43,076	43,861	45,032	174,546	13,324	8%	3,466	8%	1,171	3%
Intersegment revenues	91	94	93	160	438	168	145	110	141	564	126	29%	(19)	(12%)	31	28%
Total operating revenues	39,313	40,353	40,268	41,726	161,660	42,745	43,221	43,971	45,173	175,110	13,450	8%	3,447	8%	1,202	3%

Operating expenses without depreciation	34,695	34,294	34,615	34,247	137,851	35,137	36,003	34,304	34,838	140,282	2,431	2%	591	2%	534	2%
Depreciation and amortization	11,620	11,283	12,199	12,257	47,359	12,180	12,140	12,609	12,692	49,621	2,262	5%	435	4%	83	1%
Loss from operations	$(7,002)	$(5,224)	$(6,546)	$(4,778)	$(23,550)	$(4,572)	$(4,922)	$(2,942)	$(2,357)	$(14,793)	$8,757	37%	$2,421	51%	$585	20%

Broadband Reconciliation of Adjusted EBITDA to Net Loss from Continuing Operations

					Twelve Months Ended					Twelve Months Ended	Twelve Months		Quarter		Sequential
	For 2009 Quarters Ended:				December 31,	For 2010 Quarters Ended:				December 31,	Year-over-Year		Year-over-Year		Qtr-over-Qtr
	March 31	June 30	September 30	December 31	2009	March 31	June 30	September 30	December 31	2010	$ chg	%	$ chg	%	$ chg	%
Net loss from continuing operations	$(5,398)	$(4,884)	$(5,619)	$(4,881)	$(20,782)	$(3,720)	$(4,269)	$(3,082)	$(1,802)	$(12,873)	$7,909	38%	$3,079	63%	$1,280	42%
Add: income tax benefits	(3,656)	(3,312)	(3,810)	(2,675)	(13,453)	(2,504)	(2,867)	(2,066)	(2,456)	(9,893)	3,560	26%	219	8%	(390)	(19%)
Less: other (income)/expense	2,052	2,972	2,883	2,778	10,685	1,652	2,214	2,206	1,901	7,973	(2,712)	(25%)	(877)	(32%)	(305)	(14%)
Loss from operations	(7,002)	(5,224)	(6,546)	(4,778)	(23,550)	(4,572)	(4,922)	(2,942)	(2,357)	(14,793)	8,757	37%	2,421	51%	585	20%
Add (subtract):
Depreciation and amortization	11,620	11,283	12,199	12,257	47,359	12,180	12,140	12,609	12,692	49,621	2,262	5%	435	4%	83	1%
Non-cash pension expense	327	56	197	199	779	205	162	181	179	727	(52)	(7%)	(20)	(10%)	(2)	(1%)
Non-cash stock compensation expense	304	231	221	246	1,002	386	560	160	343	1,449	447	45%	97	39%	183	114%
Severance and other related costs (3)	-	-	-	-	-	-	469	-	-	469	469	0%	-	-	-	-
Adjusted EBITDA (2)	$5,249	$6,346	$6,071	$7,924	$25,590	$8,199	$8,409	$10,008	$10,857	$37,473	$11,883	46%	$2,933	37%	$849	8%

Adjusted EBITDA margin	13%	16%	15%	19%	16%	19%	19%	23%	24%	21%

Broadband Free Cash Flow from Continuing Operations

					Twelve Months Ended					Twelve Months Ended	Twelve Months		Quarter		Sequential
	For 2009 Quarters Ended:				December 31,	For 2010 Quarters Ended:				December 31,	Year-over-Year		Year-over-Year		Qtr-over-Qtr
	March 31	June 30	September 30	December 31	2009	March 31	June 30	September 30	December 31	2010	$ chg	%	$ chg	%	$ chg	%
Net loss from continuing operations	$(5,398)	$(4,884)	$(5,619)	$(4,881)	$(20,782)	$(3,720)	$(4,269)	$(3,082)	$(1,802)	$(12,873)	$7,909	38%	$3,079	63%	$1,280	42%
Add: Depreciation and amortization	11,620	11,283	12,199	12,257	47,359	12,180	12,140	12,609	12,692	49,621	2,262	5%	435	4%	83	1%
Less: Capital expenditures	(14,637)	(9,555)	(11,828)	(11,955)	(47,975)	(8,723)	(11,805)	(11,370)	(12,046)	(43,944)	4,031	8%	(91)	(1%)	(676)	(6%)
Free cash flow (4)	$(8,415)	$(3,156)	$(5,248)	$(4,579)	$(21,398)	$(263)	$(3,934)	$(1,843)	$(1,156)	$(7,196)	$14,202	66%	$3,423	75%	$687	37%

SureWest Communications

Quarterly Selected Financial Results & Reconciliations of Non-GAAP Measures

(on a consolidated and a segment basis)

(Unaudited; Amounts in thousands)

Telecom Results of Operations

					Twelve Months Ended					Twelve Months Ended	Twelve Months		Quarter		Sequential
	For 2009 Quarters Ended:				December 31,	For 2010 Quarters Ended:				December 31,	Year-over-Year		Year-over-Year		Qtr-over-Qtr
	March 31	June 30	September 30	December 31	2009	March 31	June 30	September 30	December 31	2010	$ chg	%	$ chg	%	$ chg	%
Residential	$6,862	$6,407	$5,857	$5,378	$24,504	$4,868	$4,479	$4,086	$3,843	$17,276	$(7,228)	(29%)	$(1,535)	(29%)	$(243)	(6%)
Business	9,048	9,089	8,687	8,633	35,457	8,418	8,400	8,750	8,592	34,160	(1,297)	(4%)	(41)	(0%)	(158)	(2%)
Access	5,647	4,953	4,604	4,523	19,727	4,160	4,408	4,274	4,053	16,895	(2,832)	(14%)	(470)	(10%)	(221)	(5%)
Other	163	222	206	199	790	165	185	146	126	622	(168)	(21%)	(73)	(37%)	(20)	(14%)
Total operating revenues from external customers	21,720	20,671	19,354	18,733	80,478	17,611	17,472	17,256	16,614	68,953	(11,525)	(14%)	(2,119)	(11%)	(642)	(4%)
Intersegment revenues	4,874	4,981	5,043	4,999	19,897	4,919	5,091	5,275	5,352	20,637	740	4%	353	7%	77	1%
Total operating revenues	26,594	25,652	24,397	23,732	100,375	22,530	22,563	22,531	21,966	89,590	(10,785)	(11%)	(1,766)	(7%)	(565)	(3%)

Operating expenses without depreciation	13,082	12,868	12,174	12,763	50,887	11,890	12,482	11,501	11,526	47,399	(3,488)	(7%)	(1,237)	(10%)	25	0%
Depreciation and amortization	3,190	2,945	3,061	3,169	12,365	2,926	3,122	3,071	3,085	12,204	(161)	(1%)	(84)	(3%)	14	0%
Income from operations	$10,322	$9,839	$9,162	$7,800	$37,123	$7,714	$6,959	$7,959	$7,355	$29,987	$(7,136)	(19%)	$(445)	(6%)	$(604)	(8%)

Telecom Reconciliation of Adjusted EBITDA to Net Income from Continuing Operations

					Twelve Months Ended					Twelve Months Ended	Twelve Months		Quarter		Sequential
	For 2009 Quarters Ended:				December 31,	For 2010 Quarters Ended:				December 31,	Year-over-Year		Year-over-Year		Qtr-over-Qtr
	March 31	June 30	September 30	December 31	2009	March 31	June 30	September 30	December 31	2010	$ chg	%	$ chg	%	$ chg	%
Net income from continuing operations	$5,477	$5,783	$5,408	$4,781	$21,449	$4,247	$3,742	$4,486	$3,753	$16,228	$(5,221)	(24%)	$(1,028)	(22%)	$(733)	(16%)
Add: income tax expense	4,540	3,928	3,824	3,167	15,459	3,328	3,057	3,394	3,468	13,247	(2,212)	(14%)	301	10%	74	2%
Less: other (income)/expense	305	128	(70)	(148)	215	139	160	79	134	512	297	138%	282	191%	55	70%
Income from operations	10,322	9,839	9,162	7,800	37,123	7,714	6,959	7,959	7,355	29,987	(7,136)	(19%)	(445)	(6%)	(604)	(8%)
Add (subtract):
Depreciation and amortization	3,190	2,945	3,061	3,169	12,365	2,926	3,122	3,071	3,085	12,204	(161)	(1%)	(84)	(3%)	14	0%
Non-cash pension expense	428	496	445	443	1,812	215	179	190	192	776	(1,036)	(57%)	(251)	(57%)	2	1%
Non-cash stock compensation expense	304	233	222	249	1,008	414	584	107	291	1,396	388	38%	42	17%	184	172%
Severance and other related costs (3)	-	-	-	-	-	-	675	-	-	675	675	0%	-	-	-	-
Adjusted EBITDA (2)	$14,244	$13,513	$12,890	$11,661	$52,308	$11,269	$11,519	$11,327	$10,923	$45,038	$(7,270)	(14%)	$(738)	(6%)	$(404)	(4%)

Adjusted EBITDA margin	54%	53%	53%	49%	52%	50%	51%	50%	50%	50%

Telecom Free Cash Flow from Continuing Operations

					Twelve Months Ended					Twelve Months Ended	Twelve Months		Quarter		Sequential
	For 2009 Quarters Ended:				December 31,	For 2010 Quarters Ended:				December 31,	Year-over-Year		Year-over-Year		Qtr-over-Qtr
	March 31	June 30	September 30	December 31	2009	March 31	June 30	September 30	December 31	2010	$ chg	%	$ chg	%	$ chg	%
Net income from continuing operations	$5,477	$5,783	$5,408	$4,781	$21,449	$4,247	$3,742	$4,486	$3,753	$16,228	$(5,221)	(24%)	$(1,028)	(22%)	$(733)	(16%)
Add: Depreciation and amortization	3,190	2,945	3,061	3,169	12,365	2,926	3,122	3,071	3,085	12,204	(161)	(1%)	(84)	(3%)	14	0%
Less: Capital expenditures	(3,081)	(1,501)	(2,002)	(2,771)	(9,355)	(3,218)	(1,729)	(1,442)	(897)	(7,286)	2,069	22%	1,874	68%	545	38%
Free cash flow (4)	$5,586	$7,227	$6,467	$5,179	$24,459	$3,955	$5,135	$6,115	$5,941	$21,146	$(3,313)	(14%)	$762	15%	$(174)	(3%)

SureWest Communications

Quarterly Selected Financial Results & Reconciliations of Non-GAAP Measures

(on a consolidated and a segment basis)

(Unaudited; Amounts in thousands)

(1) External customers only.

(2) Adjusted EBITDA represents net income (loss) from continuing operations excluding amounts for income taxes; depreciation and amortization; non-cash pension and certain post-retirement benefits; non-cash stock compensation; severance and other related termination costs; and all other non-operating income/expenses.  Adjusted EBITDA is a common measure of operating performance in the telecommunications industry. Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance.

(3) Severance and other related termination costs related to the workforce reduction initiative implemented during the quarter ended June 30, 2010. Amounts exclude the termination costs related to stock compensation expense, which are included in non-cash stock compensation expense of the Adjusted EBITDA reconciliation.

(4) Free cash flow is a measure of operating cash flows available for corporate purposes after providing sufficient fixed asset additions to maintain current productive capacity. Consolidated free cash flow includes capital expenditures for our corporate operating unit. Free cash flow is not a measure of financial performance under United States generally accepted accounting principles and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance and net cash provided by operating activities as a measure of liquidity.

(5) Net debt represents total long-term debt (including current maturities) less cash and cash equivalents.  Net debt can be a component in measuring leverage. Net debt is not a measure determined in accordance with United States generally accepted accounting principles and should not be considered as a substitute for total long-term debt.

(6) The ratio of net debt to Adjusted EBITDA is calculated as net debt divided by Adjusted EBITDA based on a trailing twelve month (TTM) period.  This measure provides useful information to our investors about our debt level relative to our performance and about our ability to meet our financial obligations.

SUREWEST COMMUNICATIONS

SELECTED OPERATING METRICS

As of and for the Quarter Ended

BROADBAND	12/31/2010 [1]	12/31/2009 [1]	Change	% Change	9/30/2010 [1]	Change	% Change
Residential
Video
Marketable Homes [2]	271,800	240,500	31,300	13%	268,500	3,300	1%
RGUs	61,800	58,900	2,900	5%	61,200	600	1%
Penetration [2]	22.7%	23.7%	-0.9%	(4%)	22.8%	-0.1%	(0%)
ARPU	$68	$68	$0	0%	$67	$1	3%
Voice
Marketable Homes	311,300	309,700	1,600	1%	311,200	100	0%
RGUs	74,900	71,300	3,600	5%	74,900	0	0%
Penetration	24.1%	23.1%	0.9%	4%	24.1%	0.0%	(0%)
ARPU	$30	$30	$0	(2%)	$30	$0	(1%)
Data
Marketable Homes	311,300	309,700	1,600	1%	311,200	100	0%
RGUs	99,400	98,300	1,100	1%	99,200	200	0%
Penetration	31.9%	31.8%	0.1%	0%	31.9%	0.1%	0%
ARPU	$42	$40	$2	3%	$41	$1	2%
Total
RGUs	236,100	228,500	7,600	3%	235,300	800	0%

Subscriber totals
Subscribers [3]	104,100	103,100	1,000	1%	104,000	100	0%
Penetration	33.4%	33.3%	0.2%	0%	33.4%	0.0%	0%
ARPU [4]	$101	$99	$2	3%	$99	$2	2%
Triple Play ARPU [5]	$115	$114	$1	1%	$113	$2	2%
Triple Play RGUs per Subscriber [5]	2.53	2.54	(0.02)	(1%)	2.53	(0.01)	(0%)
Churn	1.6%	1.5%	0.1%	5%	1.7%	-0.1%	(7%)

Business [6]
Customers	7,800	7,300	500	7%	7,700	100	1%
ARPU	$535	$476	$59	12%	$526	$9	2%

TELECOM	12/31/2010	12/31/2009	Change	% Change	9/30/2010	Change	% Change
Residential
Voice
Marketable Homes	91,500	91,000	500	1%	91,400	100	0%
RGUs [7]	28,900	38,500	(9,600)	(25%)	30,700	(1,800)	(6%)
Cumulative Migration to Broadband Voice [8]	15,400	11,800	3,600	31%	14,900	500	3%
Penetration	31.6%	42.3%	-10.7%	(25%)	33.6%	-2.0%	(6%)
ARPU	$43	$45	($2)	(4%)	$43	$0	0%
Churn [9]	2.0%	2.0%	0.0%	(2%)	2.1%	-0.1%	(5%)

Business [6]
Customers	7,900	8,500	(600)	(7%)	8,000	(100)	(1%)
ARPU	$359	$334	$25	8%	$360	($1)	(0%)

CONSOLIDATED RESIDENTIAL VOICE RGUs	12/31/2010 [1]	12/31/2009 [1]	Change	% Change	9/30/2010 [1]	Change	% Change
ILEC Voice RGUs
Broadband	21,000	16,200	4,800	30%	20,400	600	3%
Telecom	28,900	38,500	(9,600)	(25%)	30,700	(1,800)	(6%)
Total ILEC Voice RGUs [10]	49,900	54,700	(4,800)	(9%)	51,100	(1,200)	(2%)
CLEC Residential Voice RGUs [11]	53,900	55,100	(1,200)	(2%)	54,500	(600)	(1%)
TOTAL Residential Voice RGUs [12]	103,800	109,800	(6,000)	(5%)	105,600	(1,800)	(2%)

NETWORK METRICS	12/31/2010	12/31/2009	Change	% Change	9/30/2010	Change	% Change
Marketable Homes - Fiber	148,500	147,600	900	1%	148,300	200	0%
Marketable Homes - HFC	93,600	92,900	700	1%	93,600	0	0%
Marketable Homes - Copper 2-Play	39,600	69,200	(29,600)	(43%)	42,700	(3,100)	(7%)
Marketable Homes - Copper 3-Play	29,600	0	29,600	n/a	26,600	3,000	11%
Total	311,300	309,700	1,600	1%	311,200	100	0%

Note:  The calculation of certain metrics have been revised over time to reflect the current view of our business.  Where necessary prior period metric calculations have been revised to conform with current practice.  All amounts rounded to the nearest 100s, except percentages and dollars.

[1] During the third quarter of 2010, we revised our methodology to obtain Broadband residential subscribers, RGUs and business customer counts.  The revised methodology facilitates the consistent application of customer counts within the Broadband segment.  Accordingly, the metrics previously reported for 2010, 2009 & 2008 have been revised to conform to current practice.

[2] Marketable Homes - Prior to Q110, video marketable homes and penetration rate included serviceable homes in Sacramento and Kansas City fiber and hybrid fiber coax (HFC) networks only. With launch of ADTV in Q110, certain copper homes became video serviceable and 3-play capable and are included in marketable home counts. Penetration rates prior to Q110 were not adjusted for small number of video customers on copper network prior to ADTV.

[3] A residential subscriber is a customer who subscribes to one or more residential RGUs.

[4] ARPU is the total residential revenue per average subscriber.

[5] Triple play ARPU includes the total residential revenue per average subscriber and Triple play RGUs per Subscriber includes ending RGUs per ending subscriber, for the triple play markets, excluding the ILEC market.

[6] A business customer is a customer who subscribes to business data, voice or video and represents a unique customer account.  ARPU is the total business revenue per average customer.

[7] A voice RGU is a residential customer who subscribers to one or more voice access line.

[8] Telecom Voice RGU Migration to Broadband Voice are residential Telecom voice RGUs in Line [7] that have ported their Telecom primary access line service to Broadband VoIP.

[9] Telecom Churn excludes disconnects in Line [8] that have ported their Telecom primary access line service to Broadband VoIP.

[10] ILEC Voice RGUs are the total residential voice RGUs in the ILEC franchise market area that are either a Telecom primary access line or Broadband VoIP subscriber.

[11] CLEC Voice RGUs are the total residential voice RGUs in the Kansas City and Sacramento markets, excluding the ILEC market.

[12] Total Voice RGUs are the total of ILEC and CLEC residential voice RGUs, and represent the total company residential voice RGUs of both the Broadband and Telecom Segments.

SUREWEST COMMUNICATIONS

SELECTED OPERATING METRICS (inc KC results from periods prior to acquisition)

As of and for the Quarter Ended

BROADBAND	3/31/2008 [1]	6/30/2008 [1]	9/30/2008 [1]	12/31/2008 [1]	3/31/2009 [1]	6/30/2009 [1]	9/30/2009 [1]	12/31/2009 [1]	3/31/2010 [1]	6/30/2010 [1]	9/30/2010 [1]	12/31/2010 [1]
Residential
Video
Marketable Homes [2]	211,000	217,700	221,700	232,400	236,500	239,800	240,000	240,500	261,900	265,100	268,500	271,800
RGUs	55,100	57,000	58,400	60,000	59,900	59,000	59,000	58,900	58,500	60,200	61,200	61,800
Quarterly change	600	1,900	1,400	1,600	(100)	(900)	0	(100)	(400)	1,700	1,000	600
Year-over-Year change	2,700	4,000	4,600	5,500	4,800	2,000	600	(1,100)	(1,400)	1,200	2,200	2,900
Penetration [2]	24.9%	25.0%	25.2%	24.7%	24.4%	23.7%	23.8%	23.7%	22.3%	22.7%	22.8%	22.7%
ARPU	$64	$62	$59	$59	$65	$67	$66	$68	$70	$68	$67	$68
Voice
Marketable Homes	286,600	292,200	296,600	304,200	308,200	309,300	309,400	309,700	309,900	310,400	311,200	311,300
RGUs	53,500	56,300	59,700	63,200	66,000	67,700	70,000	71,300	71,800	73,900	74,900	74,900
Quarterly change	300	2,800	3,400	3,500	2,800	1,700	2,300	1,300	500	2,100	1,000	0
Year-over-Year change	1,500	3,800	6,900	9,900	12,500	11,400	10,300	8,100	5,800	6,200	4,900	3,600
Penetration	18.8%	19.4%	20.2%	20.9%	21.5%	22.0%	22.7%	23.1%	23.2%	23.8%	24.1%	24.1%
ARPU	$33	$33	$32	$32	$33	$33	$31	$30	$30	$30	$30	$30
Data
Marketable Homes	286,600	292,200	296,600	304,200	308,200	309,300	309,400	309,700	309,900	310,400	311,200	311,300
RGUs	91,500	93,700	95,400	97,100	97,800	97,400	97,600	98,300	97,500	98,900	99,200	99,400
Quarterly change	1,400	2,200	1,700	1,700	700	(400)	200	700	(800)	1,400	300	200
Year-over-Year change	6,000	6,500	6,600	7,000	6,300	3,700	2,200	1,200	(300)	1,500	1,600	1,100
Penetration	32.0%	32.2%	32.3%	32.0%	31.8%	31.6%	31.6%	31.8%	31.5%	31.9%	31.9%	31.9%
ARPU	$39	$37	$36	$36	$37	$38	$38	$40	$42	$41	$41	$42
Total
RGUs	200,100	207,000	213,500	220,300	223,700	224,100	226,600	228,500	227,800	233,000	235,300	236,100
Quarterly change	2,300	6,900	6,500	6,800	3,400	400	2,500	1,900	(700)	5,200	2,300	800
Year-over-Year change	10,200	14,300	18,100	22,400	23,600	17,100	13,100	8,200	4,100	8,900	8,700	7,600

Subscriber totals
Subscribers [3]	97,500	99,500	101,100	103,000	103,300	102,400	103,000	103,100	102,500	103,600	104,000	104,100
Penetration	34.0%	34.1%	34.1%	33.9%	33.5%	33.1%	33.3%	33.3%	33.1%	33.4%	33.4%	33.4%
ARPU [4]	$85	$88	$87	$88	$93	$97	$95	$99	$101	$100	$99	$101
Triple Play ARPU [5]	$110	$108	$105	$106	$111	$114	$111	$114	$116	$115	$113	$115
Triple Play RGUs per Subscriber [5]	2.55	2.56	2.56	2.56	2.56	2.55	2.54	2.54	2.53	2.54	2.53	2.53
Churn	1.4%	1.4%	1.7%	1.4%	1.4%	1.7%	1.8%	1.5%	1.6%	1.6%	1.7%	1.6%

Business [6]
Customers	6,200	6,400	6,600	6,800	6,900	7,000	7,200	7,300	7,400	7,500	7,700	7,800
ARPU	$403	$441	$477	$451	$467	$459	$467	$476	$479	$502	$526	$535

TELECOM	3/31/2008	6/30/2008	9/30/2008	12/31/2008	3/31/2009	6/30/2009	9/30/2009	12/31/2009	3/31/2010	6/30/2010	9/30/2010	12/31/2010
Residential
Voice
Marketable Homes	89,900	90,000	90,500	90,800	90,800	90,900	90,900	91,000	91,100	91,200	91,400	91,500
RGUs [7]	66,800	62,900	58,500	54,000	49,500	45,100	41,300	38,500	35,500	32,800	30,700	28,900
Cumulative Migration to Broadband Voice [8]	0	1,400	2,900	4,700	6,900	9,000	10,700	11,800	12,900	14,000	14,900	15,400
Penetration	74.3%	69.9%	64.6%	59.5%	54.5%	49.6%	45.4%	42.3%	39.0%	36.0%	33.6%	31.6%
ARPU	$44	$44	$43	$43	$44	$45	$45	$45	$44	$44	$43	$43
Churn [9]	2.3%	2.1%	2.4%	2.2%	2.1%	2.3%	2.3%	2.0%	2.3%	2.1%	2.1%	2.0%

Business [6]
Customers	9,600	9,600	9,400	9,200	9,000	8,900	8,700	8,500	8,300	8,200	8,000	7,900
ARPU	$311	$341	$354	$327	$332	$339	$329	$334	$334	$340	$360	$359

CONSOLIDATED RESIDENTIAL VOICE RGUs	3/31/2008 [1]	6/30/2008 [1]	9/30/2008 [1]	12/31/2008 [1]	3/31/2009 [1]	6/30/2009 [1]	9/30/2009 [1]	12/31/2009 [1]	3/31/2010 [1]	6/30/2010 [1]	9/30/2010 [1]	12/31/2010 [1]
ILEC Voice RGUs
Broadband	100	2,000	4,400	7,100	9,900	12,400	14,700	16,200	17,500	19,000	20,400	21,000
Telecom	66,800	62,900	58,500	54,000	49,500	45,100	41,300	38,500	35,500	32,800	30,700	28,900
Total ILEC Voice RGUs [10]	66,900	64,900	62,900	61,100	59,400	57,500	56,000	54,700	53,000	51,800	51,100	49,900
Quarterly change	(2,300)	(2,000)	(2,000)	(1,800)	(1,700)	(1,900)	(1,500)	(1,300)	(1,700)	(1,200)	(700)	(1,200)
Year-over-Year change	(10,400)	(9,600)	(8,200)	(8,100)	(7,500)	(7,400)	(6,900)	(6,400)	(6,400)	(5,700)	(4,900)	(4,800)

CLEC Residential Voice RGUs [11]	53,400	54,300	55,300	56,100	56,100	55,300	55,300	55,100	54,300	54,900	54,500	53,900
Quarterly change	200	900	1,000	800	0	(800)	0	(200)	(800)	600	(400)	(600)
Year-over-Year change	1,400	1,800	2,500	2,800	2,700	1,000	0	(1,000)	(1,800)	(400)	(800)	(1,200)

TOTAL Residential Voice RGUs [12]	120,300	119,200	118,200	117,200	115,500	112,800	111,300	109,800	107,300	106,700	105,600	103,800
Quarterly change	(2,100)	(1,100)	(1,000)	(1,000)	(1,700)	(2,700)	(1,500)	(1,500)	(2,500)	(600)	(1,100)	(1,800)
Year-over-Year change	(9,000)	(7,800)	(5,700)	(5,300)	(4,800)	(6,400)	(6,900)	(7,400)	(8,200)	(6,100)	(5,700)	(6,000)

NETWORK METRICS	3/31/2008	6/30/2008	9/30/2008	12/31/2008	3/31/2009	6/30/2009	9/30/2009	12/31/2009	3/31/2010	6/30/2010	9/30/2010	12/31/2010
Marketable Homes - Fiber	119,900	125,700	129,000	138,800	142,900	146,900	147,100	147,600	147,700	147,900	148,300	148,500
Marketable Homes - HFC	91,100	92,000	92,700	93,600	93,600	92,900	92,900	92,900	93,000	93,200	93,600	93,600
Marketable Homes - Copper 2-Play	75,600	74,500	74,900	71,800	71,700	69,500	69,400	69,200	47,900	45,300	42,700	39,600
Marketable Homes - Copper 3-Play	0	0	0	0	0	0	0	0	21,300	24,000	26,600	29,600
Total	286,600	292,200	296,600	304,200	308,200	309,300	309,400	309,700	309,900	310,400	311,200	311,300

[1-12]  See all notes on Selected Operating Metrics Actuals Quarterly and Year-over-Year comparison